UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

October 8, 2004

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 2, 2004, VCG Holding Corp., a Colorado corporation (the “Company”) filed a Current Report on Form 8-K (the “8-K”) disclosing the terms and provisions of a certain asset purchase transaction by and between CCCG, Inc., a Colorado corporation d/b/a Diamond Cabaret (“Seller”), and Glenarm Restaurant LLC (“Buyer”). The Buyer is a wholly owned limited liability company of the Company. The parties to the Agreement for the Purchase and Sale of Assets (the “Agreement”) closed the asset purchase transaction on October 8, 2004, upon a cash payment of the purchase price in the amount of $6,000,000 and completion of the transfer of the liquor license to the Buyer. A copy of the Agreement is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On October 8, 2004, Glenarm Associates, Inc., a Colorado corporation (the “Landlord”) and the Buyer, entered into a ten-year lease agreement for certain premises, including land, in Denver, Colorado for the purposes of operation of a restaurant and adult cabaret (the “Lease”). The Landlord is an unrelated third party. The Landlord will lease the premises to the Buyer in consideration for $480,000 per annum (or $40,000 per month) during the first five years of the Lease and $540,000 per annum (or $45,000 per month) during the last five years on the Lease. The Landlord also granted the Buyer three options to renew the Lease term for additional five-year period each. The Lease contains other terms and provisions which are customary for the agreement of this nature. In addition, in a separate Guaranty of Lease agreement, the Company absolutely and unconditionally guaranteed the Buyer’s performance under the Lease, including the payment of monthly rent and other Buyer’s obligations set forth under the Lease. The foregoing guaranty is effective for the first ten years of the Lease and does not apply to any renewals or extensions thereof. The Board of Directors and the Audit Committee hereof have reviewed and approved the terms and conditions of the foregoing transaction.

The foregoing is a summary description of the terms of the Lease and by its nature is incomplete. It is qualified in the entirety by the text of the Lease, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K/A. All readers are encouraged to read the entire text of the Lease attached hereto.

Section 8. Other Events

Item 8.01 Other Events

On October 18, 2004, the Company issued a press release announcing the closing of the Diamond asset purchase transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

As of the date of filing of this Current Report on Form 8-K/A, it is impracticable for the Registrant to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after September 2, 2004.

(b)	Pro forma financial information.

As of the date of filing of this Current Report on Form 8-K/A, it is impracticable for the Registrant to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after September 2, 2004.

(c)	Exhibits.

Exhibit 10.1    Agreement for the Purchase and Sale of Assets dated August 18, 2004.

Exhibit 10.2    Lease Agreement dated August 31, 2004.

Exhibit 99.1    Press Release dated October 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: October 18, 2004	By:	/s/ Donald W. Prosser
Name: Donald W. Prosser
Title: Chief Financial and Accounting Officer